                                                                     EXHIBIT 4.4

                             BATTERY EXPRESS, INC.
           SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT


     This Second Amended and Restated Registration Rights Agreement (the "Agreement") is made as of the 30th day of July, 1999, by and among Battery
 ---------
Express, Inc., a California corporation doing business as iGo Corporation (the "Company"), the holders of Preferred Stock (as defined below) listed on Schedule
 -------                                                                --------
I hereto (the "Purchasers"), Malcolm P. Appelbaum and Vrolyk / Power Express
-              ----------
L.P. (the "Warrant holders"), as owners of warrants to acquire an aggregate
           ---------------
13,500 shares of Common Stock (as such term is defined herein) of the Company (the "Warrants") and the Company's founders set forth in Schedule II hereto
      --------                                           -----------
(such shareholders being herein referred to individually as a "Founder" and
                                                               -------
collectively as the "Founders").
                     --------

     WHEREAS, the Company and certain of the Purchasers entered into a Registration Rights Agreement dated June 14, 1996 as amended and restated October 22, 1998 (the "Original Agreement") in connection with the prior Company's sales of Preferred Stock;

     WHEREAS, the Company and certain of the Purchasers are entering into an agreement of even date herewith with respect to the Company's sale and issuance of Series C Preferred Stock; and

     WHEREAS, the Company and such original Purchasers wish to make available the registration rights set forth herein as a further inducement for the remaining Purchasers to purchase such shares of Series C Preferred Stock from the Company;

     NOW THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the Company and the Purchasers hereby agrees that the Original Agreement shall be amended and restated in its entirety to read as set forth herein:

     1.   Certain Definitions.  As used herein, the following terms shall have
          -------------------
the following respective meanings:

          "Commission" shall mean the Securities and Exchange Commission, or any
           ----------
other federal agency at the time administering the Securities Act.

          "Common Stock" shall mean the Common Stock, no par value, of the
           ------------
Company, as constituted as of the date of this Agreement, subject to adjustment pursuant to the provisions of Section 11 hereof.

          "Conversion Shares" shall mean the shares of Common Stock issued upon
           -----------------
conversion of the Preferred Stock.

          "Exchange Act" shall mean the Securities Exchange Act of 1934 or any
           ------------
similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Founders" shall have the meaning ascribed thereto in the introductory
           --------
paragraph to this Agreement.

          "Founders Stock" shall mean the 1,047,600 shares of Common Stock held
           --------------
by the Founders as of the date of this Agreement, subject to the provisions of
Section 4 hereof.

          "Public Sale" shall mean any sale of Common Stock to the public
           -----------
pursuant to an offering registered under the Securities Act or to the public pursuant to the provisions of Rule 144 (or any successor or similar rule) adopted under the Securities Act.

          "Preferred Stock" shall mean (a) 611,250 shares of Series A Preferred
           ---------------
outstanding as of the date hereof, (b) 500,000 shares of Series B Preferred Stock outstanding as of the date hereof, and (c) up to 141,762 shares of Series C Preferred Stock issued or issuable by the Company pursuant to a Series C Preferred Stock Purchase Agreement of even date herewith by and among the Company and certain of the Purchasers (provided that such Series C Preferred Stock shall be included only to the extent that the purchaser thereof has delivered to the Company an executed copy of this Agreement).

          "Registration Expenses" shall mean the expenses so described in
           ---------------------
Section 9 hereof.

          "Restricted Stock" shall mean, subject to the provisions of Section 4
           ----------------
hereof, (i) the Preferred Shares, (ii) the Conversion Shares, (iii) the Warrant Shares, and (iv) any securities issued upon exchange, adjustment or transfer of any such shares, the certificates for which are required by the provisions of
Section 2 hereof to bear the legend set forth in such Section.

          "Securities Act" shall mean the Securities Act of 1933 or any similar
           --------------
federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Selling Expenses" shall mean the expenses so described in Section 9
           ----------------
hereof.

          "Warrant Shares" shall mean shares of Common Stock issued upon
           --------------
exercise of the Warrants.

     2.   Restrictive Legend.  Each certificate representing the Preferred
          ------------------
Stock, each certificate representing the Conversion Shares, each certificate representing the Warrant Shares, each certificate representing the Founders Stock, and, other than in a Public Sale or as otherwise provided in Section 3 hereof, each certificate issued upon exchange or transfer of any Preferred Stock, Conversion Shares, Warrant Shares or Founders Stock, as the case may be, shall be stamped or otherwise imprinted with a legend substantially in the following form:

          "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THAT ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

     3.   Notice of Proposed Transfer.  Prior to any proposed transfer of any
          ---------------------------
Restricted Stock or Founders Stock (other than under the circumstances described in Section 5, 6 or 7 hereof) , the holder thereof shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by the Company, shall be accompanied by an opinion of counsel reasonably satisfactory to the Company (it being agreed that Reboul, MacMurray, Hewitt, Maynard & Kristol; Wilson, Sonsini, Goodrich & Rosati; Cooley Godward LLP; and Hale Lane Peek Dennison Howard and Anderson shall be satisfactory) to the effect that the proposed transfer of such Restricted Stock or Founders Stock, as the case may be, may be effected without registration under the Securities Act, whereupon the holder of such Restricted Stock or Founders Stock, as the case may be, shall be entitled to transfer such Restricted Stock or Founders Stock, as the case may be, in accordance with the terms of its notice; provided, however, that in the
                                                --------
case of any Purchaser that is a partnership, no such opinion or other documentation shall be required if such notice shall cover a transfer by such partnership to its partners. Each certificate representing the Restricted Stock or Founders Stock, as the case may be, transferred as above provided shall bear the legend set forth in Section 2, unless (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of the Company) would be entitled to transfer such securities without registration under the Securities Act.

     The foregoing restrictions on transferability of Restricted Stock and Founders Stock shall terminate as to any particular shares of Restricted Stock or Founders Stock, as the case may be, when such shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in the registration statement concerning such shares. Whenever a holder of Restricted Stock or Founders Stock is able to demonstrate to the Company (and its counsel) that the provisions of Rule 144(k) of the Securities Act are available to such holder without limitation, such holder of Restricted Stock or Founders Stock, as the case may be, shall be entitled to receive from the Company, without expense, a new certificate not bearing the restrictive legend set forth in Section 2.

     4.   Unavailability of Registration Rights.  The shares of Restricted Stock
          -------------------------------------
or Founders Stock held by any current or subsequent holder shall not be deemed Restricted Stock or Founders Stock for the purposes of Sections 5, 6 and 7 hereof, nor shall the registration rights granted pursuant to Sections 5, 6 and 7 hereof be available to any such holder of Restricted Stock or Founders Stock, if, at the time such holder seeks to have his shares registered, the Company is able to demonstrate to the satisfaction of such holder and such holder's counsel, that such holder is able to transfer, in accordance with Rule 144 of the Securities Act, all of the shares of Restricted Stock or Founders Stock, as the case may be, owned by him in a public sale or sales over a 90-day period and without registering such securities under the Securities Act.

     5.   Required Registration.
          ---------------------

          (a) At any time following the earlier to occur of (i) the date nine months after the date on which the Company shall have completed an initial public offering of shares of its Common Stock or shall have otherwise become subject to the reporting requirements under the Securities Exchange Act of 1934, and (ii) June 13, 2001, the holders of Restricted Stock constituting at least
66 2/3% of the total Restricted Stock outstanding at such time (treating for the purpose of such computation the holders of Preferred Shares as the holders of the Conversion Shares then issuable upon conversion of such Preferred Shares) may request the Company to register under the Securities Act all or any portion of the Restricted Stock held by such requesting holder or holders for sale in the manner specified in such notice, provided, however, that, in the event that
                                     -----------------
there is a registration, the shares requested to be registered shall not be less than 25% of the Restricted Stock outstanding at such time; provided, further,
                                                           ------------------
however, that the only securities which the Company shall be required to
-------
register pursuant hereto shall be shares of Common Stock.

          (b) Promptly following receipt of any notice under Section 5(a), the Company shall notify any holders of Restricted Stock from whom notice has not been received and holders of Founders Stock and shall use its reasonable best efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in such notice from requesting holders, the number of shares of Restricted Stock specified in such notice (and in any notices received from other holders of Restricted Stock and holders of Founders Stock within 20 days after their receipt of such notice from the Company). If such method of disposition shall be an underwritten public offering, (i) the Company may designate the managing underwriter of such offering, subject to the approval of the selling holders of a majority of the Restricted Stock (treating for the purpose of such computation the holders of Preferred Shares as the holders of the Conversion Shares then issuable upon conversion of such Preferred Shares), which approval shall not be unreasonably withheld, and (ii) as and to the extent that, in the opinion of the managing underwriter, the Restricted Stock and Founders Stock so requested to be registered would adversely affect the marketing of such Restricted Stock, the number of shares of Restricted Stock or Founders Stock or both, as the case may be, so included shall be reduced, first, pro rata among the requesting holders of Founders Stock based upon the
       --------
number of shares of Founders Stock requested to be registered, and second, pro
                                                                           ---
rata among the requesting holders of Restricted Stock based upon the number of
----
shares of Restricted Stock requested to be registered. The Company shall be obligated to register Restricted Stock capital pursuant to Section 5(a) on two occasions only and no more than once in any twelve-month period.
Notwithstanding anything to the contrary contained herein, each obligation of the Company to register capital stock under this Section 5 shall be deemed satisfied only when a registration statement covering all shares of Restricted Stock (and, if applicable, Founders Stock) specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the requesting holder, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto.

          (c) In the event that the Board of Directors of the Company determines in good faith that the filing of a registration statement pursuant to
Section 5(a) hereof would be detrimental to the Company, the Board of Directors may defer such filing for a period not to exceed ninety (90) days. The Board of Directors may not effect more than one such deferral during any twelve month period. The Board of Directors agrees to promptly notify all requesting holders of any such deferral, and shall provide to such holders an explanation therefor.

          (d) The Company shall be entitled to include in any registration statement referred to in this Section 5, for sale in accordance with the method of disposition specified by the requesting holders, shares of Common Stock to be sold by the Company for its own account, except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Restricted Stock (and, if applicable, Founders Stock) to be sold. Except as provided in this paragraph (d), the Company will not effect any other registration of its Common Stock, whether for its own account or that of other holders, from the date of receipt of a notice from requesting holders pursuant to this Section 5 until the completion of the period of distribution of the registration contemplated thereby.

     6.   Form S-3 Registration.
          ---------------------

          (a) If the Company shall receive from any holder or holders of Restricted Stock, a written request or requests that the Company effect a registration on Form S-3, at any time that the Company is entitled to use such form, and any related qualification or compliance with respect to Restricted Stock owned by such holder or holders, the reasonably anticipated aggregate price to the public of which would equal at least $560,000, the Company will:

               (i) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other holders of Restricted Stock from whom notice has not been received and to holders of Founders Stock; and

               (ii) as soon as practicable, effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other government requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of, such holder's or holders' Restricted Stock as are specified in such request, together with all or such portion of the Restricted Stock or Founders Stock of any holder or holders thereof joining in such request as are specified in a written request given within thirty (30) days after receipt of such written notice from the Company, provided, however, that the only
                                      -----------------
     securities which the Company shall be required to register pursuant hereto shall be shares of Common Stock. Subject to the foregoing, the Company shall file a registration statement covering the Restricted Stock or Founders Stock or both, as the case may be, so requested to be registered as soon as practicable after receipt of the request or requests of the holders of the Restricted Stock and Founders Stock, as the case may be.

          (b)  The Company shall be obligated to register capital stock under
Section 6(a) on four occasions only and no more than twice in any twelve-month period. Registrations effected pursuant to this Section 6 shall not be counted as requests for registration effected pursuant to Section 5.

     7.   Incidental Registration. If the Company at any time (other than
          -----------------------
pursuant to Section 5 or Section 6 hereof) proposes to register any of its Common Stock under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Form S-4 or S-8 or another form not available for registering the Restricted Stock for sale to the public), it will give written notice at such time to all holders of outstanding Restricted Stock and Founders Stock of its intention to do so. Upon the written request of any such holder, given within 20 days after receipt of any such notice by the Company, to register any of its Restricted Stock or Founders Stock, as the case may be (which request shall state the intended method of disposition thereof) , the Company will use its best efforts to cause the Restricted Stock or Founders Stock or both, as the case may be, as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder (in accordance with its written request) of such Restricted Stock or Founders Stock, as the case may be, so registered. In the event that any registration pursuant to this Section 7 shall be, in whole or in part, an underwritten public offering of Common Stock, any request by a holder pursuant to this Section 7 to register Restricted Stock or Founders Stock, as the case may be, shall specify that either (i) such Restricted Stock or Founders Stock, as the case may be, is to be included in the underwriting on the same terms and conditions as the shares of Common Stock otherwise being sold through underwriters under such registration or (ii) such Restricted Stock or Founders Stock, as the case may be, is to be sold in the open market without any underwriting, on terms and conditions comparable to those normally applicable to offerings of common stock in reasonably similar circumstances. The number of shares of Restricted Stock or Founders Stock or both, as the case may be, to be included in such an underwriting may be reduced (pro rata among the requesting holders based upon the number of shares so
 --------
requested to be registered) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein, provided, however, that
                                                     -----------------
such number of shares of Restricted Stock or Founders Stock or both, as the case may be, shall not be reduced if any shares are to be included in such underwriting for the account of any person other than the Company or other than a holder of Restricted Stock or Founders Stock, as the case may be.

     Notwithstanding anything to the contrary contained in this Section 7, in the event of a firm commitment underwritten initial public offering of Common Stock of the Company, reasonably expected by the underwriters thereof to result
(i) in aggregate net proceeds to the Company of at least $15,000,000 and (ii) a price to the public of at least $7.50 per share (appropriately adjusted to reflect stock splits and dividends and stock combinations after the date hereof), and a holder of Restricted Stock or Founders Stock does not elect, or is not allowed (at the discretion of the underwriters thereof), to sell his Restricted Stock or Founders Stock, as the case may be, to such underwriters of the Common Stock of the Company in connection with such offering, such holder shall refrain from selling such Restricted Stock or Founders Stock, as the case may be, so registered pursuant to this Section 7 during the period of distribution of the Common Stock of the company by such underwriters and the period in which the underwriting syndicate participates in the after market; provided, however, that (a) each person or group having
                  -----------------
beneficial ownership of five percent (5%) or more of the Company's capital stock and each executive officer and director of the Company shall have executed a written "lock-up" agreement required by the managing underwriter of such public offering with the same "lock-up" restrictions as provided herein, and (ii) that such holder shall, in any event, be entitled to sell his Restricted Stock or Founders Stock, as the case may be, commencing on the 180th day after the effective date of such registration statement.

     8.   Registration Procedures and Expenses.  If and whenever the Company is
          ------------------------------------
required by the provisions of Section 5, 6 or 7 hereof to use its reasonable best efforts to effect the registration of any of the Restricted Stock or Founders Stock or both, as the case may be, under the Securities Act, the Company will, as expeditiously as possible:

          (a) prepare (and afford counsel for the selling holders reasonable opportunity to review and comment thereon) and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 5 hereof, shall be on Form S-1 or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

          (b) prepare (and afford counsel for the selling holders reasonable opportunity to review and comment thereon) and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and as shall comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock or Founders Stock or both, as the case may be, covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

          (c) furnish to each seller and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons may reasonably request in order to facilitate the public sale or other disposition of the Restricted Stock or Founders Stock or both, as the case may be, covered by such registration statement;

          (d) use its best efforts to register or qualify the Restricted Stock or Founders Stock or both, as the case may be, covered by such registration statement under the securities or blue sky laws of such jurisdictions as the sellers of Restricted Stock or Founders Stock or both, as the case may be, or, in the case of an underwritten public offering, the managing underwriter, shall reasonably request, and use its best efforts to list all Restricted Stock and Founders Stock covered by such registration statement on any securities exchange on which any other securities of the same class as the Restricted Stock and Founders Stock are then listed;

          (e) immediately notify each seller under such registration statement and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

          (f) use its best efforts (if the offering is underwritten) to furnish, at the request of any seller, on the date that Restricted Stock or Founders Stock or both, as the case may be, is delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such seller, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no Proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus, and each amendment or supplement thereof, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need express no opinion as to financial statements contained therein or any information provided by the underwriters or the sellers) and (C) to such other effects as may reasonably be requested by counsel for the underwriters or by such seller or its counsel, and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such seller, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in ail material respects with the applicable accounting requirements-of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as such underwriters or seller may reasonably request; and

          (g) make available for inspection by each seller, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement and permit such seller, attorney, accountant or agent to participate in the preparation of such registration statement.

     For purposes of paragraphs (a) and (b) above and of Section 5(d) hereof, the period of distribution of Restricted Stock or Founders Stock or both, as the case may be, in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Restricted Stock or Founders Stock or both, as the case may be, in any other registration shall be deemed to extend until the earlier of the sale of all Restricted Stock or Founders Stock or both, as the case may be, covered thereby or six months after the effective date thereof.

     In connection with each registration hereunder, the selling holders of Restricted Stock or Founders Stock, as the case may be, will furnish to the company in writing such information with respect to themselves and the proposed distribution by them as shall be reasonably necessary in order to assure compliance with federal and applicable state securities laws.

     In connection with each registration pursuant to Sections 5, 6 and 7 hereof covering an underwritten public offering, the Company agrees to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between underwriters and companies of the Company's size and investment stature, provided that such agreement shall
                                              --------
not contain any such provision applicable to the company which is inconsistent with the provisions hereof and provided, further, that the time and place of the
                               -----------------
closing under said agreement shall be as mutually agreed upon among the Company, such underwriter and the selling holders of Restricted Stock or Founders Stock, as the-case may be.

     9.   Expenses.  All expenses incurred by the Company in complying with
          --------
Sections 5, 6 and 7 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees of the National Association of Securities Dealers, Inc. or any successor thereto, transfer taxes, fees of transfer agents and registrars, costs of insurance and fees and expenses of one counsel for the sellers of Restricted Stock (excluding the fees and expenses of such counsel in excess of $30,000 incurred in connection with each registration of shares pursuant to Section 5 hereof, and excluding all fees and expenses of such counsel incurred in connection with a registration of shares pursuant to
Section 7 hereof), but excluding any Selling Expenses, are herein called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Restricted Stock or Founders Stock or both, as the case may be, are herein called "Selling Expenses".

     The Company will pay all Registration Expenses in connection with each registration statement filed pursuant to Section 5, 6 or 7 hereof (provided that the Registration Expenses for each registration pursuant to Section 6 hereof shall not exceed $30,000). All Selling Expenses and any Registration Expenses not required to be paid by the Company in connection with any registration statement filed pursuant to Section 5, 6 or 7 hereof shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such persons other than the Company (except to the extent the company shall be a seller) as they may agree.

     10.  Indemnification.  In the event of a registration of any of the
          ---------------
Restricted Stock or Founders Stock or both, as the case may be, under the Securities Act pursuant to Section 5, 6 or 7 hereof, to the extent permitted by law, the Company will indemnify and hold harmless each seller of such Restricted Stock or Founders Stock, as the case may be, thereunder and each underwriter of Restricted Stock or Founders Stock or both, as the case may be, thereunder and each officer, director and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock or Founders Stock or both, as the case may be, was registered under the Securities Act pursuant to Section 5, 6 or 7, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses as and when reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however,
                                                             -----------------
that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission do made in conformity with information furnished by such seller, such underwriter or such controlling person in writing specifically for use in such registration statement or prospectus.

     In the event of a registration of any of the Restricted Stock or Founders Stock or both, as the case may be, under the Securities Act pursuant to Section 5, 6 or 7 hereof, to the extent permitted by law, each seller of such Restricted Stock or Founders Stock, as the case may be, thereunder, severally and not jointly, will indemnify and hold harmless the Company and each officer, director and each other person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer or director or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted Stock or Founders Stock or both, as the case may be, was registered under the Securities Act pursuant to Section 5, 6 or 7, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such
                                               -----------------
seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus; provided, further,
                                                      -----------------
however, that the liability of each seller hereunder shall be limited to the
-------
proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the proceeds of shares sold by such seller under such registration statement bears to the total proceeds of all securities sold thereunder, but not to exceed the proceeds received by such seller from the sale of Restricted Stock or Founders stock, as the case may be, covered by such registration statement.

     Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 10. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 10 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided,
                                                                ---------
however, that, if the defendants in any such action include both the indemnified
-------
party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel with the consent of the indemnifying party (which consent shall not be unreasonably withheld) and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

     Notwithstanding the foregoing, any indemnified party shall have the right to retain its own counsel in any such action, but the fees and disbursements of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party shall have failed to retain counsel for the indemnified person as aforesaid or (ii) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel. It is understood that the indemnifying party shall not, in connection with any action or related actions in the same jurisdiction, be liable for the fees and disbursements of more than one separate firm qualified in such jurisdiction to act as counsel for the indemnified parties hereunder. The indemnifying party shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

     If the indemnification provided for in the first two paragraphs of this
Section 10 is unavailable or insufficient to hold harmless an indemnified party under such paragraphs in respect of any losses, claims, damages or liabilities or actions in respect thereof referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or Payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the sellers of such Restricted Stock or Founders Stock, as the case may be, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including without limitation the failure to give any notice under the third paragraph of this Section 10. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement, or omission, of a material fact relates to information supplied by the Company, on the one hand, or the sellers of such Restricted Stock or Founders Stock, as the case may be, on the other, and to the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the sellers of Restricted Stock and Founders Stock agree that it would not be just and equitable if contributions pursuant to this paragraph were determined by pro rata allocation (even if all
                                              --- ----
of the sellers of such Restricted Stock or Founders Stock, as the case may be, were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or action in respect thereof, referred to above in this paragraph, shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, the sellers of Restricted Stock and Founders Stock shall not be required to contribute any amount in excess of the amount, if any, by which the total proceeds at which the Common Stock sold by each of them was offered to the public exceeds the amount of any damages which they would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

     The indemnification of underwriters provided for in this Section 10 shall be on such other terms and conditions as are at the time customary and reasonably required by such underwriters. In the event that such indemnification of underwriters is on such other terms and conditions, the indemnification of the sellers of Restricted Stock in such underwriting shall, at the sellers' request, be modified to conform to such terms and conditions.

     11.  Changes in Common Stock.  If, and as often as, there are any changes
          -----------------------
in the Common Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof, as may be required, so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed and shall apply to any securities received in any such transaction.

     12.  Representations and Warranties of the Company.  The Company represents
          ---------------------------------------------
and warrants to you as follows:

          (a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Articles of Incorporation or Bylaws of the Company, or any provision of any indenture, agreement or other instrument to which it or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

          (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws from time to time in affect affecting the enforcement of creditors rights generally and to general equitable principles.

     13.  Rule 144 Reporting.  The Company agrees with you as follows:
          ------------------

          (a) The Company shall make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date it is first required to do so.

          (b) The Company shall file with the Commission in a timely manner all reports and other documents as the Commission may prescribe under Section 13(a) or 15(d) of the Exchange Act at any time after the Company has become subject to such reporting requirements of the Exchange Act.

          (c) The Company shall furnish to such holder of Restricted Stock forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after the date it first becomes subject to such reporting requirements), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or Quarterly report of the Company, and (iii) such other reports and documents so filed as a holder may reasonably request to avail itself of any rule or regulation of the Commission allowing a holder of Restricted Stock to sell any such securities without registration.

     14.  Miscellaneous.
          -------------

          (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto, including without limitation the rights to indemnification under Section 10 hereof, shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, the registration rights conferred herein on the holders of Restricted Stock or Founders Stock, as the case may be, shall inure to the benefit of any and all subsequent holders from time to time of the Restricted Stock or of Founders Stock for so long as the certificates representing the Restricted Stock or Founders Stock shall be required to bear the legend specified in Section 2 hereof.

          (b) All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by first-class registered mail, postage prepaid, addressed as follows:

               if to the Company, to it at Battery Express, Inc., 2301 Robb Drive, Reno, Nevada 89523, Attention: President;

               if to the Founders, at their addresses as set forth in Schedule
                                                                      --------
          II hereto;
          --
               if to any Purchaser, at its address as set forth in Schedule I
                                                                   ----------
          hereto, with copies to Mark P. Tanoury, Cooley Godward LLP, 3000 Sand Hill Road, Bldg. 3, Suite 230, Menlo Park, California 94025 and Joshua A. Leuchtenburg, Esq., Reboul, MacMurray, Hewitt, Maynard & Kristol, 45 Rockefeller Plaza, New York, New York 10111; and

               if to any subsequent holder of Restricted Stock or Founders Stock, as the case may be, to it at such address as may have been furnished to the Company in writing by such holder;

or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Restricted Stock or Founders Stock) or to the holders of Restricted Stock or Founders Stock (in the case of the Company). Any notice or other communication pursuant to this Agreement shall be deemed to have been duly liven or made and to have become effective when delivered in hand to the party to which directed or if sent by first-class registered mail, postage prepaid and properly addressed as set forth above, at the earlier of (i) the time when received by the addressee or (ii) the fifth business day following the dispatch thereof.

          (c) This Agreement shall be governed by and construed in accordance with the laws of the State of California.

          (d) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except in a writing executed by the holders of 66 2/3% of the Restricted Stock then outstanding and, if such amendment adversely affects the rights of holders of Founders Stock, by the holders of a majority in interest of the Founders Stock. For the purposes of calculating the holdings of outstanding Restricted Stock for purposes of this Section 14(d), holders of Preferred Stock shall be treated as the holders of the number of shares of Conversion Stock then issuable upon conversion of such shares.

          (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                           [Signature pages follow]

     IN WITNESS WHEREOF, the parties have entered into this Second Amended and Restated Registration Rights Agreement as of the date first above written.

COMPANY:

BATTERY EXPRESS, INC.
d/b/a iGo Corporation


By:______________________

Title:___________________



PURCHASERS, WARRANT HOLDERS and
FOUNDERS:

INSTITUTIONAL VENTURE
 PARTNERS VIII, L.P.
By:  Institutional Venture Management VIII, LLC
Its: General Partner


By:_______________________
   Managing Director

IVM INVESTMENT FUND VIII, LLC
By:  Institutional Venture Management VIII, LLC
Its: Manager


By:_______________________
   Managing Director

IVM INVESTMENT FUND VIII-A, LLC
By:  Institutional Venture Management VIII, LLC
Its: Manager


By:_______________________
   Managing Director

IVP FOUNDERS FUND I, L.P.
By:  Institutional Venture Management VI, L.P.
Its: General Partner


By:_______________________
       General Partner


--------------------------
       Peter Gotcher

WAND/POWER EXPRESS
 INVESTMENTS I L.P.
By: Wand (Power Express) Inc.,
    as general partner


By:_______________________
Title:____________________

WAND/POWER EXPRESS
 INVESTMENTS II L.P.
By: Wand (Power Express) Inc.,
    as general partner


By:_______________________
Title:____________________



     Malcolm P. Appelbaum

DRAPER RICHARDS L.P.
By: Draper Richards Management Company,
    asgeneral partner


By:_______________________
   William H. Draper, III, President


    John Mackall

SANTA BARBARA BANK & TRUST AS
TRUSTEE FOR JOHN R. MACKALL
SEPP-IRA


By:_______________________
Title:____________________



VROLYK / POWER EXPRESS L.P.


By:_______________________
   Anne K. Vrolyk, general partner


__________________________
   Leigh A. Hudson



__________________________
   Anne K. Vrolyk



__________________________
   Steven D. Abbott

A. Dwight Abbott and Janet M. Abbott,
Trustees of the Abbott Trust, dated 12/9/93


By:_______________________
   A. Dwight Abbott, Trustee



__________________________
   Joanna Rees Gallanter



__________________________
   Ira M. Ehrenpreis


__________________________
   Glenn R. Baker

Vrolyk Family Trust - B, dated 6 July 1989


By: _______________________
    John J. Vrolyk, Trustee


__________________________
   Ken Hawk

__________________________
         Margaret Cragin


__________________________
         Louis Mackall


__________________________
         Darrell Boyle

GOFF GROUP INVESTMENTS, L.P.


By: ___________________________________
      Robert Goff, General Partner

TYSON ENTERPRISES, INC.


By: ___________________________________
      John E. Tyson, President

CORLEY PHILLIPS, AS TRUSTEE OF
 THE PHILLIPS FAMILY TRUST


By: ___________________________________
      Corley Phillips, Trustee



__________________________
      Geoffrey Stuart Cragin



__________________________
      Benjamin Mackall Cragin



__________________________
      Grace Sherlock Cragin

RUPERT H. JOHNSON, JR., U/T/A F/B/O
MILES GOTCHER TRUST


By:
   ------------------------------------
      Rupert H. Johnson, Jr., Trustee

RUPERT H. JOHNSON, JR., U/T/A F/B/O
JOHN GOTCHER TRUST


By: ___________________________________
      Rupert H. Johnson, Jr., Trustee

RUPERT H. JOHNSON, JR., U/T/A F/B/O
WILLIAM GOTCHER TRUST


By: ___________________________________
      Rupert H. Johnson, Jr., Trustee

RUPERT H. JOHNSON, JR., U/T/A F/B/O
NICHOLAS GOTCHER TRUST


By: ___________________________________
      Rupert H. Johnson, Jr., Trustee

COMDISCO, INC.


By: ___________________________________
Title: ________________________________

HAMBRECHT & QUIST CALIFORNIA


By: ___________________________________
Title: ________________________________

HAMBRECHT & QUIST EMPLOYEE
  VENTURE FUND, L.P. II
By:   H&Q Venture Management, L.L.C.
Its:  General Partner


By: ___________________________________
Title: ________________________________

BAY VIEW 99 I, L.P.

By: ___________________________________
Title: ________________________________

WS INVESTMENT COMPANY ______


By: ___________________________________
Title: ________________________________


_______________________________________
          Judith M. O'Brien


-------------------------------
BLANK SIGNATURE BLOCKS:
-------------------------------



(Print or type name of Purchaser)


By: ___________________________________

Title: ________________________________
         (if applicable)



(Print or type name of Purchaser)


By: ___________________________________

Title: ________________________________
         (if applicable)



(Print or type name of Purchaser)


By: ___________________________________

Title: ________________________________
         (if applicable)



(Print or type name of Purchaser)


By: ___________________________________

Title: ________________________________
         (if applicable)

                                  SCHEDULE I
                                  ----------
Purchasers
----------

Institutional Venture Partners VIII, L.P.
IVM Investment Fund VIII, LLC
IVM Investment Fund VIII-A, LLC
IVP Founders Fund I, L.P.
c/o Institutional Venture Partners
3000 Sand Hill Road, Building 2, Suite 290
Menlo Park, California  94025
Facsimile No. (650) 854-5762
Attn:  Ruthann Quindlen

Peter Gotcher
c/o Institutional Venture Partners
3000 Sand Hill Road, Building 2, Suite 290
Menlo Park, California  94025
Facsimile No. (650) 854-5762

Wand/Power Express Investments I L.P.
Wand/Power Express Investments II L.P.
c/o Wand Partners Inc.
630 Fifth Avenue, Suite 2435
New York, New York 10111
Attn:  David J. Callard
Facsimile No.:  (212) 307-5599

Draper Richards L.P.
50 California Street, Suite 2925
San Francisco, California  94111
Attn: William H. Draper III
Facsimile No.: (415) 616-4060

Santa Barbara Bank & Trust as Trustee
  for John R. Mackall SEPP-IRA
c/o John Mackall
1332 Anacapa Street,  Suite 200
Santa Barbara, California  93101
Facsimile No:  (805) 962-1404

Vrolyk / Power Express L.P.
Anne K. Vrolyk
Leigh A. Hudson
Leigh A. Hudson and Andy Sheehan,
BT Alex. Brown, Inc. Custodian FBO
_ Vrolyk & Company
433 California Street, Suite 210
San Francisco, California  94104
Facsimile No.: (415) 837-1036

Steven D. Abbott
1805 Mar West Street
Tiburon, California  94920
Facsimile No.: (415) 435-4384
Telephone:  (415) 435-4348
steveabb@aol.com

A. Dwight Abbott and Janet M. Abbott
   Trustees of the Abbott Trust,
dated 12/9/93
1825 Via Estudillo
Palos Verdes Estates, California 90274
Attn: A. Dwight Abbott, Trustee
Facsimile No.: (310) 336-1458

Joanne Rees Gallanter
1550 Bryant Street
San Francisco, California 94103
Facsimile No.: (415) 558-8686

Ira M. Ehrenpreis
3767 Bay Road
Menlo Park, California  94025
Facsimile No.: (650) 473-4978

Glenn R. Baker
10264 Vangol Place
Grass Valley, California 95949
Facsimile No.: (310) 829-1930

Vrolyk Family Trust - B
  dated 6 July 1989
18817 Kilfinan Street
Northridge, California  91326
Attn: John J. Vrolyk, Trustee
Facsimile No.: (415) 837-1036

Goff Group Investments, LP
  Robert Goff
774 Mays Blvd., Suite 10
Incline Village, Nevada  89451

Tyson Enterprises, Inc.
  John E. Tyson
P.O. Box 306
Crystal Bay, Nevada  89402
Facsimile No.: (775) 832-5355

Corley Phillips, as Trustee of
  The Phillips Family Trust
9748 Weddington Circle
Granite Bay, California  95746
Facsimile No.: (916) 783-9308

Darrell Boyle
15231 Quito Road
Saratoga, California  95070
Facsimile No.: (408) 395-5853

                                   SCHEDULE II
                                   -----------

Ken Hawk
c/o iGo Corporation
2301 Robb Drive
Reno, Nevada  89523
Facsimile No.: (775) 746-6156

John Mackall
1332 Anacapa Street, Suite 200
Santa Barbara, California 93101
Facsimile No: (805) 962-1404

Margaret Cragin
108 Valley Road
Cos Cob, Connecticut 06807

Louis Mackall
190 Clark Avenue
Branford, Connecticut 06405

                                     -21-